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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                November 3, 2000

                Date of Report (Date of earliest event reported)




                                   XICOR, INC.
             (Exact name of registrant as specified in its charter)



            California                          0-9653                         94-2526781
----------------------------------     ------------------------            -------------------
 (State or other jurisdiction of       (Commission File Number)             (I.R.S. Employer
          incorporation)                                                   Identification No.)
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                               1511 Buckeye Drive
                           Milpitas, California 95035
                    (Address of principal executive offices)

                                 (408) 432-8888
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On November 3, 2000, Xicor, Inc. ("Xicor") completed the sale of its wafer fabrication assets and inventory, located in Milpitas, California, to Standard MEMS, Inc. ("Standard MEMS") for a gross purchase price of $12.825 million. The transaction was completed pursuant to an Asset Purchase Agreement
("Purchase Agreement") dated October 24, 2000. Under a related agreement,
Standard MEMS has become Xicor's fourth foundry and for the next two years is committed to supply, and Xicor is committed to purchase, certain minimum quantities of wafers. With the sale of the Milpitas wafer fabrication assets and inventory, Xicor will now outsource all of its wafer fabrication and will continue its operations as a fabless semiconductor company.

        The terms of the Purchase Agreement, and the other agreements, instruments and documents contemplated by the Purchase Agreement were the result of arms-length negotiations among the parties. The Purchase Agreement is included with this Report on Form 8-K as Exhibit 2.1. The foregoing description of the sale is qualified in its entirety by reference to such Exhibit.

        On November 6, 2000, Xicor issued a press release announcing the completion of the sale of its Milpitas wafer fabrication assets and inventory to Standard MEMS, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Exhibits

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
        Exhibit Number      Description
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
        2.1                 Asset Purchase Agreement between Standard MEMS, Inc. and Xicor,
                            Inc. dated October 24, 2000.

        99.1                Press release dated November 6, 2000
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XICOR, INC.


Dated: November 16, 2000

                                        By: /s/ Bruce Gray
                                           -------------------------------------
                                           Bruce Gray
                                           Acting President
                                           (Principal Executive Officer)



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                                  EXHIBIT INDEX

              Exhibit Number      Description
              --------------      -----------
              2.1                 Asset Purchase Agreement between Standard MEMS, Inc. and Xicor,
                                  Inc. dated October 24, 2000.

              99.1                Press release dated November 6, 2000.
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